Exhibit 99.1

 LifePoint Hospitals Reports Fourth Quarter and Year-End 2006 Results


    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Feb. 6, 2007--LifePoint
Hospitals, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2006.

    For the fourth quarter ended December 31, 2006, revenues from continuing operations were $640.6 million, up 15.2% from $556.2 million for the same period a year ago. Income from continuing operations for the quarter was $37.5 million, or $0.66 per diluted share, compared with income from continuing operations for the fourth quarter of 2005 of $26.0 million, or $0.46 per diluted share. Net income for the quarter was $38.4 million, or $0.68 per diluted share, compared with net income of $24.6 million, or $0.44 per diluted share, for the prior-year period.

    For the year ended December 31, 2006, revenues from continuing operations were $2,439.7 million, up 32.5% from $1,841.5 million for the year ended December 31, 2005. Income from continuing operations for the year ended December 31, 2006, increased 80.1% to $142.2 million, or $2.53 per diluted share, compared with income from continuing operations of $79.0 million, or $1.55 per diluted share, for the prior-year period. Net income for the year ended December 31, 2006, increased 100.7% to $146.2 million, or $2.60 per diluted share, compared with net income of $72.9 million, or $1.43 per diluted share, for the same period in 2005.

    In commenting on the results, William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, said, "We are very pleased with our results for the fourth quarter and year ended December 31, 2006. By every measure, our company made great progress during 2006, and our efforts have paid off for both LifePoint Hospitals and our communities. We met our goal with the recruitment of 182 new physicians to our hospitals. In many cases, these new physicians also meant the addition of new specialties for the hospitals and for our communities. We are excited about our performance in 2006, and we believe we can build upon this strong foundation in 2007. It has been an excellent year, and I am grateful to all our dedicated employees, the communities who value our services and the physicians who provide exceptional care."

    A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' fourth quarter and year-end conference call will be available on line at www.lifepointhospitals.com and www.earnings.com on February 7, 2007, beginning at 10:00 a.m. Eastern Time.

    LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities in 19 states. Of the Company's 51 hospitals, 47 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering compassionate, high quality patient care; supporting physicians; creating an outstanding environment for employees; providing unmatched community value; and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 21,000 employees. More information about LifePoint Hospitals can be found on its website, www.lifepointhospitals.com.

    Important Legal Information

    Certain statements contained in this release are based on current management expectations and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint's future results are beyond LifePoint's ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risks and uncertainties, including, without limitation: (i) future increases in "bad debt" or the cost of providing care to uninsured or underinsured persons who are not able to pay all or any part of such costs, the collectibility of patient due and uninsured accounts receivable and the adequacy of our reserves for bad debt;
(ii) efforts by government and commercial third-party payors to reduce healthcare spending, including changes in the manner in which amounts that payors reimburse healthcare provided to covered individuals, including "high deductible" plans, increased co-pays and deductibles;
(iii) possible changes or reductions in Medicare and Medicaid reimbursement payments; (iv) the increasing cost of supplies used in the Company's hospitals; (v) the availability, cost and terms of contractual labor and healthcare service providers including nurses and certain physicians such as anesthesiologists, radiologists and emergency room physicians; (vi) the possibility of adverse changes in or requirements of state and federal laws, regulations, policies and procedures applicable to the Company; (vii) whether capital expenditures and other aspects of our business plan intended, at least in part, to allow our hospitals to provide a larger portion of the healthcare services sought by residents in our markets will be effective, and whether we are able to execute strategies to significantly grow patient volumes and revenues; (viii) the highly competitive nature of the healthcare business, including competition from outpatient facilities, physicians on the medical staffs of our hospitals, physician offices and facilities in larger towns and cities; (ix) our ability to make acquisitions or divestitures, and to enter into joint ventures, on favorable terms and conditions, and to successfully integrate and operate acquired facilities; (x) the increasing pressure to allow physicians to own a portion of our hospitals, and our ability to effectively manage hospitals with physician partners; (xi) our ability to recruit and retain physicians, other healthcare professionals and management personnel; (xii) the geographic concentration of LifePoint's operations and changes in general economic conditions in the Company's markets; (xiii) changes in the Company's operating or expansion strategy and, if made, our ability to successfully execute such changed strategies; (xiv) our ability to successfully operate and integrate de novo facilities; (xv) the availability and terms of capital and liquidity to fund LifePoint's business strategies; (xvi) the Company's substantial indebtedness and changes in interest rates, our credit ratings and the amount or terms of our indebtedness; (xvii) changes in or interpretations of generally accepted accounting principles or practices; (xviii) volatility in the market value of LifePoint's common stock; (xix) the ability to manage healthcare risks, including those that could result in losses to us because we are significantly self-insured, as well as the availability, cost and terms of insurance coverage, malpractice litigation and governmental investigations; (xx) LifePoint's reliance on information technology systems maintained by HCA - Information Technology and Services, Inc. and the cost and other difficulties associated with converting facilities from one information system to another; (xxi) the costs of complying with the Americans with Disabilities Act and related litigation; and (xxii) those other risks and uncertainties described from time to time in LifePoint's filings with the Securities and Exchange Commission. Therefore, LifePoint's future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    All references to "LifePoint", "LifePoint Hospitals" and the "Company" as used throughout this release refer to LifePoint
Hospitals, Inc. and its subsidiaries.


                      LIFEPOINT HOSPITALS, INC.
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            Dollars in millions, except per share amounts


                                      Three Months Ended December 31,
                                      -------------------------------
                                           2006            2005
                                      ---------------- --------------
                                       Amount   Ratio  Amount  Ratio
                                      --------- ------ ------- ------
Revenues                                $640.6  100.0% $556.2  100.0%

Salaries and benefits                    248.4   38.8   224.6   40.4
Supplies                                  90.6   14.1    78.0   14.0
Other operating expenses                 112.6   17.6    94.2   17.0
Provision for doubtful accounts           69.2   10.8    61.9   11.1
Depreciation and amortization             32.8    5.1    32.6    5.9
Interest expense, net                     27.3    4.3    21.9    3.9
Debt retirement costs                        -      -     0.1      -
Transaction costs                            -      -       -      -
                                      --------- ------ ------- ------
                                         580.9   90.7   513.3   92.3
                                      --------- ------ ------- ------

Income from continuing operations
 before minority interests and income
 taxes                                    59.7    9.3    42.9    7.7
Minority interests in earnings of
 consolidated entities                     0.2      -     0.3    0.1
                                      --------- ------ ------- ------
Income from continuing operations
 before income taxes                      59.5    9.3    42.6    7.6
Provision for income taxes                22.0    3.4    16.6    2.9
                                      --------- ------ ------- ------
Income from continuing operations         37.5    5.9    26.0    4.7
                                      --------- ------ ------- ------
Discontinued operations, net of
 income taxes:
    Income (loss) from discontinued
     operations                            0.8    0.1    (0.5)  (0.1)
    Impairment of assets of hospital
     held for sale                           -      -    (0.9)  (0.2)
    Net gain (loss) on sale of
     hospitals                             0.1      -       -      -
                                      --------- ------ ------- ------
  Income (loss) from discontinued
   operations                              0.9    0.1    (1.4)  (0.3)
                                      --------- ------ ------- ------
Cumulative effect of change in
 accounting principle, net of income
 taxes                                       -      -       -      -
                                      --------- ------ ------- ------
Net income                               $38.4    6.0%  $24.6    4.4%
                                      ========= ====== ======= ======

Basic earnings (loss) per share:
  Continuing operations                  $0.67          $0.47
  Discontinued operations                 0.02          (0.03)
  Cumulative effect of change in
   accounting principle                      -              -
                                      ---------        -------
  Net income                             $0.69          $0.44
                                      =========        =======

Diluted earnings (loss) per share:
  Continuing operations                  $0.66          $0.46
  Discontinued operations                 0.02          (0.02)
  Cumulative effect of change in
   accounting principle                      -              -
                                      ---------        -------
  Net income                             $0.68          $0.44
                                      =========        =======


                                         Year Ended December 31,
                                   -----------------------------------
                                         2006              2005
                                   ----------------- -----------------
                                    Amount    Ratio   Amount    Ratio
                                   --------- ------- --------- -------
Revenues                           $2,439.7   100.0% $1,841.5   100.0%

Salaries and benefits                 960.6    39.4     739.6    40.2
Supplies                              340.1    13.9     250.4    13.6
Other operating expenses              421.6    17.3     308.3    16.7
Provision for doubtful accounts       266.7    10.9     189.4    10.3
Depreciation and amortization         111.1     4.6     100.4     5.4
Interest expense, net                 103.5     4.2      60.1     3.3
Debt retirement costs                     -       -      12.2     0.7
Transaction costs                         -       -      43.2     2.3
                                   --------- ------- --------- -------
                                    2,203.6    90.3   1,703.6    92.5
                                   --------- ------- --------- -------

Income from continuing
 operations before minority
 interests and income taxes           236.1     9.7     137.9     7.5
Minority interests in earnings
 of consolidated entities               1.3     0.1       1.1     0.1
                                   --------- ------- --------- -------
Income from continuing
 operations before income taxes       234.8     9.6     136.8     7.4
Provision for income taxes             92.6     3.8      57.8     3.1
                                   --------- ------- --------- -------
Income from continuing
 operations                           142.2     5.8      79.0     4.3
                                   --------- ------- --------- -------
Discontinued operations, net of
 income taxes:
    Income (loss) from
     discontinued operations           (0.9)      -       0.4       -
    Impairment of assets of
     hospital held for sale               -       -      (5.8)   (0.3)
    Net gain (loss) on sale of
     hospitals                          4.2     0.2      (0.7)      -
                                   --------- ------- --------- -------
  Income (loss) from
   discontinued operations              3.3     0.2      (6.1)   (0.3)
                                   --------- ------- --------- -------
Cumulative effect of change in
 accounting principle, net of
 income taxes                           0.7       -         -       -
                                   --------- ------- --------- -------
Net income                           $146.2     6.0%    $72.9     4.0%
                                   ========= ======= ========= =======

Basic earnings (loss) per share:
  Continuing operations               $2.56             $1.57
  Discontinued operations              0.06             (0.12)
  Cumulative effect of change in
   accounting principle                0.01                 -
                                   ---------         ---------
  Net income                          $2.63             $1.45
                                   =========         =========

Diluted earnings (loss) per
 share:
  Continuing operations               $2.53             $1.55
  Discontinued operations              0.06             (0.12)
  Cumulative effect of change in
   accounting principle                0.01                 -
                                   ---------         ---------
  Net income                          $2.60             $1.43
                                   =========         =========



                      LIFEPOINT HOSPITALS, INC.
           UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION
       Dollars and shares in millions, except per share amounts

                                          Three Months       Year
                                              Ended         Ended
                                          December 31,   December 31,
                                          ------------- --------------
                                          2006   2005    2006   2005
                                          ------ ------ ------- ------
Income from continuing operations         $37.5  $26.0  $142.2  $79.0
Income (loss) from discontinued
 operations                                 0.9   (1.4)    3.3   (6.1)
Cumulative effect of change in accounting
 principle                                    -      -     0.7      -
                                          ------ ------ ------- ------
                                          $38.4  $24.6  $146.2  $72.9
                                          ====== ====== ======= ======

Basic weighted average number of shares    55.7   55.4    55.6   50.1
Other share equivalents                     0.9    0.7     0.7    3.1
                                          ------ ------ ------- ------
Diluted weighted average number of shares
 and equivalents                           56.6   56.1    56.3   53.2
                                          ====== ====== ======= ======

Basic earnings (loss) per share:
  Continuing operations                   $0.67  $0.47   $2.56  $1.57
  Discontinued operations:
     Income (loss) from discontinued
      operations                           0.02  (0.01)  (0.02)  0.01
     Impairment of assets of hospital
      held for sale                           -  (0.02)      -  (0.11)
     Net gain (loss) on sale of hospitals     -      -    0.08  (0.02)
                                          ------ ------ ------- ------
     Income (loss) from discontinued
      operations                           0.02  (0.03)   0.06  (0.12)
  Cumulative effect of change in
   accounting principle                       -      -    0.01      -
                                          ------ ------ ------- ------

  Net income                              $0.69  $0.44   $2.63  $1.45
                                          ====== ====== ======= ======

Diluted earnings (loss) per share:
  Continuing operations                   $0.66  $0.46   $2.53  $1.55
  Discontinued operations:
     Income (loss) from discontinued
      operations                           0.02  (0.01)  (0.02)  0.01
     Impairment of assets of hospital
      held for sale                           -  (0.01)      -  (0.11)
     Net gain (loss) on sale of hospitals     -      -    0.08  (0.02)
                                          ------ ------ ------- ------
     Income (loss) from discontinued
      operations                           0.02  (0.02)   0.06  (0.12)
  Cumulative effect of change in
   accounting principle                       -      -    0.01      -
                                          ------ ------ ------- ------

  Net income                              $0.68  $0.44   $2.60  $1.43
                                          ====== ====== ======= ======


                       LIFEPOINT HOSPITALS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             In millions

                                                   Dec. 31,  Dec. 31,
                                                   2006 (1)  2005 (1)
                                                   --------- ---------
                      ASSETS

Current assets:
  Cash and cash equivalents                           $12.2     $30.4
  Accounts receivable, less allowances for
   doubtful accounts of $328.1 and $252.9 at
   December 31, 2006 and December 31, 2005,
   respectively                                       325.9     256.8
  Inventories                                          66.9      56.9
  Assets held for sale                                115.2      22.0
  Prepaid expenses                                     13.0      12.0
  Income taxes receivable                              11.2         -
  Deferred tax assets                                  49.2      44.2
  Other current assets                                 20.6      11.0
                                                   --------- ---------
                                                      614.2     433.3
Property and equipment:
  Land                                                 80.0      64.4
  Buildings and improvements                        1,085.2     986.9
  Equipment                                           610.8     540.3
  Construction in progress                             72.1      77.8
                                                   --------- ---------
                                                    1,848.1   1,669.4
  Accumulated depreciation                           (474.5)   (373.1)
                                                   --------- ---------
                                                    1,373.6   1,296.3

Deferred loan costs, net                               31.1      35.4
Intangible assets, net                                 33.7       4.2
Other                                                   4.5       5.5
Goodwill                                            1,581.3   1,449.9
                                                   --------- ---------
                                                   $3,638.4  $3,224.6
                                                   ========= =========

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $108.6     $85.6
  Accrued salaries                                     69.0      58.7
  Other current liabilities                           124.8      85.3
  Current maturities of long-term debt                  0.7       0.5
                                                   --------- ---------
                                                      303.1     230.1

Long-term debt                                      1,669.6   1,515.8
Deferred income taxes                                 120.5     124.0
Professional and general liability claims and
 other liabilities                                     82.3      60.3

Minority interests in equity of consolidated
 entities                                              12.9       6.6

Stockholders' equity:
  Preferred stock                                         -         -
  Common stock                                          0.6       0.6
  Capital in excess of par value                    1,044.4   1,053.1
  Unearned ESOP compensation                           (6.4)     (9.7)
  Unearned compensation on nonvested stock                -     (31.0)
  Accumulated other comprehensive loss                 (9.6)        -
  Retained earnings                                   421.0     274.8
                                                   --------- ---------
                                                    1,450.0   1,287.8
                                                   --------- ---------
                                                   $3,638.4  $3,224.6
                                                   ========= =========

(1) Derived from audited financial statements.


                      LIFEPOINT HOSPITALS, INC.
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             In millions

                                       Three Months        Year
                                           Ended           Ended
                                       December 31,    December 31,
                                       ------------- -----------------
                                       2006   2005    2006     2005
                                       ------ ------ ------- ---------
Cash flows from operating activities:
  Net income                           $38.4  $24.6  $146.2     $72.9
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Loss (income) from discontinued
     operations                         (0.9)   1.4    (3.3)      6.1
    Cumulative effect of a change in
     accounting principle, net of
     income taxes                          -      -    (0.7)        -
    Stock-based compensation             3.7    2.3    13.2       6.5
    ESOP expense (non-cash portion)      2.2    1.0     9.3      12.0
    Depreciation and amortization       32.8   32.6   111.1     100.4
    Amortization of deferred loan
     costs                               1.3    1.3     5.3       4.0
    Debt retirement costs                  -    0.1       -      12.2
    Transaction costs                      -      -       -      43.2
    Minority interests in earnings of
     consolidated entities               0.2    0.3     1.3       1.1
    Deferred income taxes (benefit)     50.6  (12.9)   45.2      (3.2)
    Reserve for professional and
     general liability claims, net      (1.1)     -     6.2       1.8
    Excess tax benefits from employee
     stock plans                           -      -       -       8.9
    Increase (decrease) in cash from
     operating assets and liabilities,
     net of effects from acquisitions
     and divestitures:
       Accounts receivable              12.4   (7.5)  (52.1)    (26.1)
       Inventories and other current
        assets                           4.4    0.7   (11.3)      9.4
       Accounts payable and accrued
        expenses                       (12.6)  20.3    21.5      23.1
       Income taxes payable            (41.1)  32.6   (28.5)     20.3
  Other                                 (4.7)   0.1    (2.1)      1.2
                                       ------ ------ ------- ---------
      Net cash provided by operating
       activities - continuing
       operations                       85.6   96.9   261.3     293.8
      Net cash (used in) provided by
       operating activities -
       discontinued operations          (2.6)  (0.9)  (15.4)      7.6
                                       ------ ------ ------- ---------
      Net cash provided by operating
       activities                       83.0   96.0   245.9     301.4
                                       ------ ------ ------- ---------

Cash flows from investing activities:
  Purchase of property and equipment   (65.0) (61.1) (199.5)   (169.1)
  Acquisitions, net of cash acquired    (0.3)  (0.3) (281.3)   (963.6)
  Other                                 (2.9)   1.1    (3.6)      0.3
                                       ------ ------ ------- ---------
      Net cash used in investing
       activities - continuing
       operations                      (68.2) (60.3) (484.4) (1,132.4)
      Net cash provided by (used in)
       investing activities -
       discontinued operations          40.4   (0.2)   69.0      31.5
                                       ------ ------ ------- ---------
      Net cash used in investing
       activities                      (27.8) (60.5) (415.4) (1,100.9)
                                       ------ ------ ------- ---------

Cash flows from financing activities:
  Proceeds from borrowings                 -      -   260.0   1,967.0
  Payments of borrowings               (90.0) (45.1) (110.0) (1,156.9)
  Proceeds from exercise of stock
   options                               0.2    0.3     0.6      43.6
  Proceeds from employee stock
   purchase plans                          -    0.8     3.0       2.2
  Payment of debt issue costs              -      -    (1.0)    (40.7)
  Other                                 (0.4)  (0.3)   (1.3)     (3.9)
                                       ------ ------ ------- ---------
      Net cash (used in) provided by
       financing activities            (90.2) (44.3)  151.3     811.3
                                       ------ ------ ------- ---------

Change in cash and cash equivalents    (35.0)  (8.8)  (18.2)     11.8
Cash and cash equivalents at beginning
 of period                              47.2   39.2    30.4      18.6
                                       ------ ------ ------- ---------
Cash and cash equivalents at end of
 period                                $12.2  $30.4   $12.2     $30.4
                                       ====== ====== ======= =========

Supplemental disclosure of cash flow
 information:
  Interest payments                    $43.2  $12.4  $107.2     $55.7
                                       ====== ====== ======= =========
  Capitalized interest                  $0.4   $0.7    $1.2      $3.0
                                       ====== ====== ======= =========
  Income taxes paid (received), net    $12.5  $(3.7)  $75.8     $32.0
                                       ====== ====== ======= =========


                      LIFEPOINT HOSPITALS, INC.
                         UNAUDITED STATISTICS

                     Three Months Ended             Year Ended
                         December 31,              December 31,
                   ------------------------ --------------------------
                                       %                          %
                    2006     2005    Change   2006      2005    Change
                   -------- -------- ------ --------- --------- ------
Continuing
 Operations: (1)
Number of
 hospitals at end
 of period              50       49    2.0%       50        49    2.0%
Admissions          50,666   45,233   12.0   191,644   154,029   24.4
Equivalent
 admissions (2)     98,426   86,717   13.5   373,897   299,740   24.7
Licensed beds at
 end of period       5,697    5,333    6.8     5,697     5,333    6.8
Weighted average
 licensed beds       5,705    5,364    6.4     5,485     4,478   22.5
Revenues ($ in
 millions)          $640.6   $556.2   15.2  $2,439.7  $1,841.5   32.5
Revenues per
 equivalent
 admission          $6,508   $6,414    1.5    $6,525    $6,144    6.2
Outpatient factor
 (2)                  1.94     1.92    1.0      1.95      1.95      -
Emergency room
 visits            223,121  202,000   10.5   860,531   699,978   22.9
Inpatient
 surgeries          14,721   13,409    9.8    56,651    44,623   27.0
Outpatient
 surgeries          36,623   32,796   11.7   142,113   116,804   21.7
Average daily
 census              2,307    2,087   10.5     2,225     1,753   26.9
Average length of
 stay                  4.2      4.2      -       4.2       4.2      -
Medicare case mix
 index                1.21     1.23   (1.6)     1.22      1.22      -

Same-Hospital: (3)
Number of
 hospitals at end
 of period              49       49      -
Admissions          46,021   45,233    1.7
Equivalent
 admissions (2)     90,441   86,717    4.3
Licensed beds at
 end of period       5,197    5,333   (2.6)
Weighted average
 licensed beds       5,205    5,364   (3.0)
Revenues ($ in
 millions)          $592.9   $556.2    6.6
Revenues per
 equivalent
 admission          $6,555   $6,414    2.2
Outpatient factor
 (2)                  1.97     1.92    2.6
Emergency room
 visits            207,276  202,000    2.6
Inpatient
 surgeries          13,368   13,409   (0.3)
Outpatient
 surgeries          33,935   32,796    3.5
Average daily
 census              2,087    2,087      -
Average length of
 stay                  4.2      4.2      -
Medicare case mix
 index                1.22     1.24   (1.6)

(1) Continuing operations excludes the operations of hospitals that the Company classifies as discontinued operations.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes 49 hospitals operated during the three months ended December 31, 2006 and 2005. Same-hospital information includes the operations of Valley View Medical Center, which was opened during November 2005 and replaced Colorado River Medical Center, which was converted to a critical access hospital. The costs of corporate overhead and discontinued operations are excluded from same-hospital information.


    LIFEPOINT HOSPITALS, INC.

    UNAUDITED SUPPLEMENTAL INFORMATION

    Dollars in millions

    Adjusted EBITDA is defined as earnings before depreciation and amortization, interest expense, debt retirement costs, transaction costs, minority interests in earnings of consolidated entities, income taxes, discontinued operations and cumulative effect of change in accounting principle. LifePoint's management and Board of Directors use adjusted EBITDA to evaluate the Company's operating performance and as a measure of performance for incentive compensation purposes. LifePoint's credit facilities use adjusted EBITDA for numerous financial covenants. The Company believes adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

    Effective January 1, 2006, the Company reclassified its ESOP expense into salaries and benefits expense due to its ESOP expense now partially consisting of cash payments. ESOP expense for all prior periods has been reclassified to conform to the 2006 presentation.


                                              Three Months Ended
                                                 December 31,
                                         -----------------------------
                                             2006           2005
                                         -------------- --------------
                                         Amount  Ratio  Amount  Ratio
                                         ------- ------ ------- ------
Revenues                                 $640.6  100.0% $556.2  100.0%
Salaries and benefits                     248.4   38.8   224.6   40.4
Supplies                                   90.6   14.1    78.0   14.0
Other operating expenses                  112.6   17.6    94.2   17.0
Provision for doubtful accounts            69.2   10.8    61.9   11.1
                                         ------- ------ ------- ------
Adjusted EBITDA                          $119.8   18.7%  $97.5   17.5%
                                         ======= ====== ======= ======



                                                Year Ended
                                               December 31,
                                     ---------------------------------
                                          2006             2005
                                     ---------------- ----------------
                                      Amount   Ratio   Amount   Ratio
                                     --------- ------ --------- ------
Revenues                             $2,439.7  100.0% $1,841.5  100.0%
Salaries and benefits                   960.6   39.4     739.6   40.2
Supplies                                340.1   13.9     250.4   13.6
Other operating expenses                421.6   17.3     308.3   16.7
Provision for doubtful accounts         266.7   10.9     189.4   10.3
                                     --------- ------ --------- ------
Adjusted EBITDA                        $450.7   18.5%   $353.8   19.2%
                                     ========= ====== ========= ======


    The following table reconciles adjusted EBITDA as presented above to net income as reflected in the unaudited condensed consolidated statements of operations:


                                         Three Months       Year
                                            Ended           Ended
                                         December 31,   December 31,
                                        -------------- ---------------
                                          2006   2005    2006    2005
                                        ------- ------ ------- -------
Adjusted EBITDA                         $119.8  $97.5  $450.7  $353.8

Less:
  Depreciation and amortization           32.8   32.6   111.1   100.4
  Interest expense, net                   27.3   21.9   103.5    60.1
  Debt retirement costs                      -    0.1       -    12.2
  Transaction costs                          -      -       -    43.2
  Minority interests in earnings of
   consolidated entities                   0.2    0.3     1.3     1.1
  Provision for income taxes              22.0   16.6    92.6    57.8
  Loss (income) from discontinued
   operations                             (0.9)   1.4    (3.3)    6.1
  Cumulative effect of change in
   accounting principle                      -      -    (0.7)      -
                                        ------- ------ ------- -------
Net income                               $38.4  $24.6  $146.2   $72.9
                                        ======= ====== ======= =======


    CONTACT: LifePoint Hospitals, Inc.
             Michael J. Culotta, Chief Financial Officer, 615-372-8512